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                                                                   EXHIBIT 99.1

WEDNESDAY APRIL 25, 5:10 PM EASTERN TIME
PRESS RELEASE

DIGIMARC EXTENDS ITS WATERMARK TECHNOLOGY TO VIDEO MARKETS

RECENT ANNOUNCEMENTS ILLUSTRATE CONTINUING PROGRESS TOWARD BUILDING PERVASIVE NEW COMMUNICATIONS PLATFORM BASED ON DIGIMARC'S PROPRIETARY TECHNOLOGY

TUALATIN, Ore.--(BUSINESS WIRE)--April 25, 2001-- Digimarc Corporation (Nasdaq:DMRC - NEWS), the world leader in digital watermark technology and applications,announced earlier this week that it is partnering with Hitachi, Macrovision, NEC, Philips, Pioneer and Sony to form the Video Watermarking Group (the "VWM Group") to provide video copy prevention and play control solutions for digital recording devices.

On Monday, Digimarc also announced a license to Philips Digital Networks for video broadcast monitoring, marking the first commercially available video application licensed under the Digimarc's watermarking patents. Showcased at the National Association of Broadcasters (NAB) conference in Las Vegas, Philips' WaterCast(TM) Broadcast Monitoring system will be used to detect and verify that television programs and advertisement transmissions comply with contractual requirements.

"These recent developments are significant milestones in progress toward our long-term goal of creating an inherent, persistent digital identity for all media content," said Digimarc CEO Bruce Davis. "The focus of the VWM Group solution is movies, while the broadcast monitoring application is most relevant to television programming and advertisements. If we achieve broad adoption of these solutions, Digimarc technology will be present in all major categories of video content. This also lays a foundation for other enhanced video applications, including digital rights management, new forms of online distribution and e-commerce. These deals reinforce our view that digital watermarking is an essential ingredient in protecting copyrights and creating viable business models for entertainment content as digital devices and networks proliferate."

Davis continued, "We are very pleased to have established cooperative business relations with Hitachi, NEC, Pioneer and Sony, while growing our relationships with Macrovision and Philips. We are hopeful that we are able to explore additional areas of potential cooperation with these great companies to foster the global deployment of digital watermarking technology, enhancing the management and consumption of media content via consumer electronics and IT devices."

Digimarc has an extensive patent portfolio in the field of digital watermarking, holding 22 U.S. issued patents and has more than 200 U.S. patent applications on file. Digimarc believes its proven portfolio is of significant value to the company's competitive position and future revenue potential.

Digimarc's technology incorporates a method for embedding digital watermarks within visual images in digital formats such as computer files and in physical representations such as print or film. With digital watermarking technologies, Digimarc is able to embed messages in digital assets by making subtle changes to the content that is imperceptible, but can be detected and decoded by hardware that has been enabled with Digimarc's patented reader technology.

About Digimarc

Digimarc Corp., based in Tualatin, Ore., (Nasdaq:DMRC - NEWS) is the world leader in digital watermark technology and applications. Digimarc is creating an inherent, persistent digital identity for all media content through imperceptible digital code that can be embedded in any analog or digital material. The company continues to build a pervasive new communications platform, based on its proprietary technology, by developing an increasing

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array of diverse media applications. These applications benefit a broad range of consumers, corporations and government institutions, enhancing the protection of copyrights, management of media and integrated marketing for many goods and services. Digimarc's leading customers include creative professionals, major media companies and central banks. The Company's products include Digimarc ImageBridge, a means to communicate copyrights in digital images, track the images on the Internet and facilitate online licensing and related e-commerce; Digimarc MediaBridge, a fundamentally new way for consumers to access the Internet, that transforms printed materials into direct portals to relevant destinations on the Internet; and a system, developed in cooperation with a consortium of leading central banks, that deters the use of personal computers in the counterfeiting of money. Digimarc's vision is to become a standard feature of all media content. Please go to WWW.DIGIMARC.COM for more company information.

Security and Safe Harbor

All statements contained herein that are not statements of historical fact, constitute forward-looking statements and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain assumptions, risks and uncertainties. Although Digimarc believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those expectations or from historical results. Such risks and uncertainties are outlined in Digimarc's Annual Report on Form 10-K for 2000 and its most recent Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission. Digimarc is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

     Digimarc Corporation
     John Fread, Director of Public Relations
     503/495-4557
     jfread@digimarc.com
              OR
     The Weber Group
     Miz Nakajima, 503/552-3735
     mnakajima@webergroup.com